Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4 of BFC Financial Corporation of our report dated May 29, 2013 relating to the financial statements of Woodbridge Holdings, LLC, which appears in the Current Report on Form 8-K/A of BBX Capital Corporation dated June 17, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

February 14, 2014